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                                                    EXHIBIT 11

EARNINGS PER SHARE

                        CORN PRODUCTS INTERNATIONAL, INC.
                            COMPUTATION OF NET INCOME
                           PER SHARE OF CAPITAL STOCK

                                   (UNAUDITED)

(ALL FIGURES ARE IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                                         MARCH 31, 1998
                                                                      --------------------
Shares outstanding at beginning of period                                   35,594

Weighted average of shares issued during the period for exercise
     of stock options                                                           42
                                                                           -------
Average shares outstanding - Basic                                          35,636

Effect of dilutive securities
   Dilutive shares contingently issuable upon the exercise of
     stock options                                                           1,691

Shares assumed to have been purchased for treasury with assumed
     proceeds from the exercise of stock options                            (1,345)
                                                                           -------
Average share outstanding - Assuming dilution                               35,982
                                                                           =======
Income from continuing operations                                            8,000
                                                                           -------
Net income                                                                   8,000
                                                                           =======
Income per share - Basic and Dilutive
   Continuing operations                                                      0.22
   Net income                                                                 0.22


                                     10Q-13